Exhibit 23.1



                     CONSENT OF INDEPENDENT ACCOUNTANTS


       We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Moody's Corporation (formerly known as The Dun & Bradstreet Corporation) of our report dated May 24, 2000, except as to the effect of the Distribution described in Note 1 which is as of June 15, 2000, relating to the combined financial statements of Moody's Corporation at December 31, 1999 and December 31, 1998 and for the three years ended December 31, 1999, which appears in the Information Statement in The New D&B Corporation's Registration Statement on Form 10/A-3, which Information Statement is included in the Current Report on Form 8-K of Moody's Corporation dated October 3, 2000.

       We also consent to the incorporation by reference in this Registration Statement our report dated February 2, 2000, except as to Note 16 which is as of February 16, 2000, relating to the consolidated financial statements of Moody's Corporation (formerly known as The Dun & Bradstreet Corporation) at December 31, 1999 and December 31, 1998 and for the three years ended December 31, 1999, which appears in the Annual Report on Form 10-K of Moody's Corporation (formerly known as The Dun & Bradstreet Corporation) for the year ended December 31, 1999.



/s/ PricewaterhouseCoopers LLP
______________________________
    PricewaterhouseCoopers LLP


New York, New York
October 12, 2000